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                                  EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Tsan-Kun Wu - President and Chief Executive Officer (principal executive officer) of Eupa International Corporation (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the period ended December 31, 2002 of the Registrant (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  Tsan-Kun Wu
----------------------
Name: Tsan-Kun Wu

Date: April 7, 2004